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                                                                      EXHIBIT 12

                             WASTE MANAGEMENT, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                1998          1997
                                                              ---------    ----------
Income (loss) from continuing operations before income
  taxes, undistributed earnings from affiliated companies,
  and minority interest.....................................  $(920,291)   $  854,912
                                                              ---------    ----------
Fixed charges deducted from income:
  Interest expense..........................................    499,145       403,419
  Implicit interest in rents................................     39,988        40,810
                                                              ---------    ----------
                                                                539,133       444,229
                                                              ---------    ----------
          Earnings available for fixed charges..............  $(381,158)   $1,299,141
                                                              =========    ==========
Interest expense............................................  $ 499,145    $  403,419
Capitalized interest........................................     29,153        37,372
Implicit interest in rents..................................     39,988        40,810
                                                              ---------    ----------
          Total fixed charges...............................  $ 430,004    $  481,601
                                                              =========    ==========
  Ratio of earnings to fixed charges........................        N/A(1)       2.7x
                                                              =========    ==========
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(1) The ratio of earnings to fixed charges for the nine months ended September
    30, 1998, was less than a one-to-one ratio. Additional earnings available for fixed charges of $811,162,000 were needed to have a one-to-one ratio.
    The earnings available for fixed charges was negatively impacted by merger cost of $1,561,915,000 and unusual items of $666,952,000 in the third quarter of 1998 related to the Merger between USA Waste Services, Inc. and
    Waste Management, Inc.